SIMON®

3Q 2022 SUPPLEMENTAL

THE SHOPS AT
RIVERSIDE
NOBU
BLANCO
BURLINGTON

SIMON PROPERTY GROUP

EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
UNAUDITED THIRD QUARTER

(1)
Includes reconciliation of consolidated net income to funds from operations and comparable FFO.

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Contacts:
Tom Ward
317-685-7330 Investors

Nicole Kennon
704-804-1960 Media

Simon® Reports Third Quarter 2022 Results and
Increases Full Year 2022 Guidance and Raises Quarterly Dividend
INDIANAPOLIS, November 1, 2022 − Simon®, a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter ended September 30, 2022.
“This was an excellent quarter for our Company with strong financial and operational performance,” said David Simon, Chairman, Chief Executive Officer and President. “Based upon our results to date and our expectations for the remainder of 2022, we are once again increasing full-year 2022 guidance and raising our quarterly dividend.”
Results for the Quarter
•
Net income attributable to common stockholders was $539.0 million, or $1.65 per diluted share, as compared to $679.9 million, or $2.07 per diluted share in 2021.

•
Net income for the third quarter of 2022 includes a non-cash unrealized loss of  $14.6 million, or $0.04 per diluted share, from a mark-to-market in fair value of equity instruments.

•
Net income in the prior year period included both a gain of  $0.29 per diluted share primarily related to retail real estate disposition activity and other activity which resulted in a net gain of  $0.21 per diluted share.

•
Comparable FFO was $1.113 billion, or $2.97 per diluted share as compared to $1.098 billion, or $2.92 per diluted share in the prior year period. Please see the accompanying reconciliation of consolidated net income to FFO and Comparable FFO.

•
Domestic property Net Operating Income (“NOI”) increased 2.3% and portfolio NOI increased 3.2%, in each case, compared to the prior year period.

Results for the Nine Months
•
Net income attributable to common stockholders was $1.462 billion, or $4.46 per diluted share, as compared to $1.743 billion, or $5.30 per diluted share in 2021.

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•
Net income for the first nine months of 2022 includes a non-cash unrealized loss of  $63.4 million, or $0.17 per diluted share, from a mark-to-market in fair value of equity instruments.

•
Net income in the prior year period included both gains of  $0.54 per diluted share primarily related to retail real estate disposition activity and other activity which resulted in a net gain of  $0.53 per diluted share.

•
Comparable FFO was $3.270 billion, or $8.71 per diluted share as compared to $3.133 billion, or $8.32 per diluted share in the prior year period, growth of 4.7%.

•
Domestic property NOI increased 4.4% and portfolio NOI increased 5.5%, in each case, compared to the prior year period.

U.S. Malls and Premium Outlets Operating Statistics
•
Occupancy was 94.5% at September 30, 2022, compared to 92.8% at September 30, 2021, an increase of 1.7%.

•
Base minimum rent per square foot was $54.80 at September 30, 2022, compared to $53.91 at September 30, 2021, an increase of 1.7%.

Development Activity
On October 20, 2022, Fukaya-Hanazono Premium Outlets® (Fukaya City, Tokyo, Japan) opened with 296,300 square feet of high-quality, name brand stores. Fukaya-Hanazono Premium Outlets is the tenth Premium Outlet® Center in Japan.
During the third quarter, construction started on a significant expansion at Busan Premium Outlets (Busan, South Korea). Construction continues on Paris-Giverny Designer Outlet, a new international development project in Normandy, France projected to open in the first quarter of 2023.
Construction also continues on other redevelopment projects, including The Falls (Miami, FL), Northgate Station (Seattle, WA), Phipps Plaza (Atlanta, GA), Roosevelt Field (Garden City, NY), Stanford Shopping Center (Palo Alto, CA) and Towne East Square (Wichita, KS).
Capital Markets and Balance Sheet Liquidity
The Company was active in the credit markets through the first nine months of the year.
The Company completed 16 non-recourse mortgage loans totaling approximately $1.8 billion (U.S. dollar equivalent), of which Simon’s share was $1.1 billion. The weighted average interest rate on these loans was 4.78%.
As of September 30, 2022, Simon had approximately $8.6 billion of liquidity consisting of  $1.2 billion of cash on hand, including its share of joint venture cash, and $7.4 billion of available capacity under its revolving credit facilities.
Dividends
Simon’s Board of Directors declared a quarterly common stock dividend of  $1.80 on November 1, 2022, for the fourth quarter of 2022. This is an increase of  $0.15, or 9.1% year-over-year and an increase of  $0.05, or 2.9%, from the previous quarter. The dividend will be payable on December 30, 2022 to shareholders of record on December 9, 2022.

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Simon’s Board of Directors declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of  $1.046875 per share, payable on December 30, 2022 to shareholders of record on December 16, 2022.
Common Stock Repurchase Program
During the quarter ended September 30, 2022, the Company repurchased 405,926 shares of its common stock under its $2.0 billion share repurchase plan.
2022 Guidance
The Company currently estimates net income to be within a range of  $6.16 to $6.21 per diluted share and Comparable FFO to be within a range of  $11.83 to $11.88 per diluted share for the year ending December 31, 2022. The Comparable FFO range represents an increase of  $0.12 and $0.26 per diluted share at the mid-point when compared to the ranges provided on August 1, 2022 and February 7, 2022, respectively.
The following table provides the GAAP to non-GAAP reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to estimated FFO per diluted share and Comparable FFO per diluted share:
For the year ending December 31, 2022
	Low End	High End
Estimated net income attributable to common stockholders per diluted share	$6.16	$6.21
Depreciation and amortization including Simon’s share of unconsolidated entities	5.50	5.50
Estimated FFO per diluted share	$11.66	$11.71
First nine months of 2022 actual unrealized losses in fair value of publicly traded equity instruments of non-retail real estate	0.17	0.17
Estimated Comparable FFO per diluted share	$11.83	$11.88
Conference Call
Simon will hold a conference call to discuss the quarterly financial results today from 8:30 a.m. to 9:30 a.m. Eastern Time, Tuesday, November 1, 2022. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until November 8, 2022. To access the audio replay, dial 1-844-512-2921 (international 1-412-317-6671) passcode 13733063.
Supplemental Materials and Website
Supplemental information on our third quarter 2022 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.
We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage

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members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.
Non-GAAP Financial Measures
This press release includes FFO, FFO per share, Comparable FFO, Comparable FFO per share and portfolio Net Operating Income growth which are financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon’s supplemental information for the quarter. FFO and Net Operating Income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.
Forward-Looking Statements
Certain statements made in this press release may be deemed “forward−looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward−looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company’s actual results may differ materially from those indicated by these forward−looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment; the inability to renew leases and relet vacant space at existing properties on favorable terms; an increase in vacant space at our properties; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the intensely competitive market environment in the retail industry, including e-commerce; the inability to lease newly developed properties on favorable terms; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; changes in market rates of interest; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; the continuing transition of LIBOR to SOFR; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; environmental liabilities; the conflict in Ukraine; natural disasters; the availability of comprehensive insurance coverage; the potential for terrorist activities; security breaches that could compromise our information technology or infrastructure; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; and the loss of key management personnel. The Company discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
About Simon
Simon® is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.

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Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
REVENUE:
Lease income	$1,215,470	$1,207,923	$3,618,035	$3,511,806
Management fees and other revenues	28,654	27,024	85,051	78,381
Other income	71,662	61,607	188,464	200,465
Total revenue	1,315,786	1,296,554	3,891,550	3,790,652
EXPENSES:
Property operating	120,858	108,556	336,929	291,248
Depreciation and amortization	301,754	311,381	910,190	942,851
Real estate taxes	109,932	117,094	333,611	347,800
Repairs and maintenance	21,639	21,735	63,993	62,126
Advertising and promotion	27,102	38,635	72,429	87,685
Home and regional office costs	43,711	48,667	143,424	132,365
General and administrative	7,784	6,909	24,977	20,739
Other	30,810	31,253	106,649	84,180
Total operating expenses	663,590	684,230	1,992,202	1,968,994
OPERATING INCOME BEFORE OTHER ITEMS	652,196	612,324	1,899,348	1,821,658
Interest expense	(187,878)	(199,772)	(560,353)	(602,207)
Loss on extinguishment of debt	—	(28,593)	—	(31,552)
Gain on exchange of equity interests	—	159,828	—	159,828
Income and other tax expense	(8,256)	(67,262)	(31,168)	(108,367)
Income from unconsolidated entities	163,086	198,524	434,343	562,138
Unrealized losses in fair value of equity instruments	(14,563)	(4,944)	(63,412)	(8,121)
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	17,262	108,543	879	201,600
CONSOLIDATED NET INCOME	621,847	778,648	1,679,637	1,994,977
Net income attributable to noncontrolling interests	81,975	97,878	214,722	249,421
Preferred dividends	834	834	2,503	2,503
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$539,038	$679,936	$1,462,412	$1,743,053
BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.65	$2.07	$4.46	$5.30

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Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)
	September 30, 2022	December 31, 2021
ASSETS:
Investment properties, at cost	$37,982,665	$37,932,366
Less – accumulated depreciation	16,245,409	15,621,127
	21,737,256	22,311,239
Cash and cash equivalents	601,520	533,936
Tenant receivables and accrued revenue, net	794,599	919,654
Investment in TRG, at equity	3,150,169	3,305,102
Investment in Klépierre, at equity	1,378,050	1,661,943
Investment in other unconsolidated entities, at equity	3,116,422	3,075,375
Right-of-use assets, net	497,490	504,119
Investments held in trust – special purpose acquisition company	345,000	345,000
Deferred costs and other assets	1,174,857	1,121,011
Total assets	$32,795,363	$33,777,379
LIABILITIES:
Mortgages and unsecured indebtedness	$24,640,370	$25,321,022
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,421,443	1,433,216
Cash distributions and losses in unconsolidated entities, at equity	1,698,917	1,573,105
Dividend payable	2,733	1,468
Lease liabilities	500,197	506,931
Other liabilities	495,142	540,912
Total liabilities	28,758,802	29,376,654
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership and noncontrolling redeemable interests	559,482	547,740
EQUITY:
Stockholders’ Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	41,517	41,763
Common stock, $0.0001 par value, 511,990,000 shares authorized, 342,905,419 and 342,907,608 issued and outstanding, respectively	34	34
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	11,231,483	11,212,990
Accumulated deficit	(6,046,981)	(5,823,708)
Accumulated other comprehensive loss	(160,549)	(185,186)
Common stock held in treasury, at cost, 15,959,628 and 14,295,983 shares, respectively	(2,043,979)	(1,884,441)
Total stockholders’ equity	3,021,525	3,361,452
Noncontrolling interests	455,554	491,533
Total equity	3,477,079	3,852,985
Total liabilities and equity	$32,795,363	$33,777,379

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Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
REVENUE:
Lease income	$710,084	$719,723	$2,142,068	$2,053,826
Other income	72,355	67,630	258,446	204,923
Total revenue	782,439	787,353	2,400,514	2,258,749
OPERATING EXPENSES:
Property operating	153,002	151,008	445,214	420,174
Depreciation and amortization	169,453	170,568	504,926	512,165
Real estate taxes	59,008	66,221	187,697	203,242
Repairs and maintenance	17,632	18,274	58,322	53,625
Advertising and promotion	17,153	18,238	52,718	52,479
Other	48,866	43,400	146,595	113,042
Total operating expenses	465,114	467,709	1,395,472	1,354,727
OPERATING INCOME BEFORE OTHER ITEMS	317,325	319,644	1,005,042	904,022
Interest expense	(147,539)	(154,501)	(438,559)	(453,145)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	4,522	—	4,522	33,371
NET INCOME	$174,308	$165,143	$571,005	$484,248
Third-Party Investors’ Share of Net Income	$83,222	$82,639	$280,919	$243,525
Our Share of Net Income	91,086	82,504	290,086	240,723
Amortization of Excess Investment (A)	(14,928)	(15,199)	(45,153)	(49,794)
Our Share of Gain on Sale or Disposal of Assets and Interests in Other Income in the Consolidated Financial Statements	—	—	—	(14,941)
Our Share of Gain on Sale or Disposal of Assets and Interests in Unconsolidated Entities, net	(2,532)	—	(2,532)	—
Income from Unconsolidated Entities (B)	$73,626	$67,305	$242,401	$175,988

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A.
(“Klépierre”), The Taubman Realty Group (“TRG”) and other platform investments. For additional information, see footnote B.

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Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)
	September 30, 2022	December 31, 2021
Assets:
Investment properties, at cost	$18,889,882	$19,724,242
Less – accumulated depreciation	8,315,951	8,330,891
	10,573,931	11,393,351
Cash and cash equivalents	1,375,947	1,481,287
Tenant receivables and accrued revenue, net	493,643	591,369
Right-of-use assets, net	132,665	154,561
Deferred costs and other assets	451,414	394,691
Total assets	$13,027,600	$14,015,259
Liabilities and Partners’ Deficit:
Mortgages	$14,455,676	$15,223,710
Accounts payable, accrued expenses, intangibles, and deferred revenue	870,351	995,392
Lease liabilities	121,668	158,372
Other liabilities	363,615	383,018
Total liabilities	15,811,310	16,760,492
Preferred units	67,450	67,450
Partners’ deficit	(2,851,160)	(2,812,683)
Total liabilities and partners’ deficit	$13,027,600	$14,015,259
Our Share of:
Partners’ deficit	$(1,238,149)	$(1,207,396)
Add: Excess Investment	1,228,164	1,283,645
Our net (deficit) investment in unconsolidated entities, at equity	$(9,985)	$76,249

Note:
The above financial presentation does not include any information related to our investments in Klépierre,
TRG and other platform investments. For additional information, see footnote B.

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Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)
Reconciliation of Consolidated Net Income to FFO and Comparable FFO
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Consolidated Net Income (D)	$621,847	$778,648	$1,679,637	$1,994,977
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	299,202	309,199	903,137	936,346
Our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments	204,428	202,519	645,130	609,271
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(17,262)	(108,543)	(879)	(201,600)
Unrealized losses excluded from FFO (E)	—	—	—	3,177
Net (income) loss attributable to noncontrolling interest holders in properties	(3,616)	405	(2,498)	2,875
Noncontrolling interests portion of depreciation and amortization, gain on consolidation of properties, and loss (gain) on disposal of properties	(4,396)	(5,005)	(13,640)	(14,354)
Preferred distributions and dividends	(1,313)	(1,313)	(3,939)	(3,939)
FFO of the Operating Partnership	$1,098,890	$1,175,910	$3,206,948	$3,326,753
Unrealized losses included in FFO (E)	14,563	4,944	63,412	4,944
Non-cash gain related to the reversal of a deferred tax liability within an international investment	—	—	—	(118,428)
Gain on sale or exchange of equity interests, net of tax	—	(111,880)	—	(111,880)
Debt related charges	—	28,593	—	31,552
Comparable FFO of the Operating Partnership	$1,113,453	$1,097,567	$3,270,360	$3,132,941
Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.65	$2.07	$4.46	$5.30
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments, net of noncontrolling interests portion of depreciation and amortization	1.33	1.35	4.08	4.08
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(0.05)	(0.29)	—	(0.54)
Unrealized losses excluded from FFO (E)	—	—	—	0.01
Diluted FFO per share	$2.93	$3.13	$8.54	$8.85
Unrealized losses included in FFO (E)	0.04	0.01	0.17	0.01
Non-cash gain related to the reversal of a deferred tax liability within an international investment	—	—	—	(0.32)
Gain on sale or exchange of equity interests, net of tax	—	(0.30)	—	(0.30)
Debt related charges	—	0.08	—	0.08
Comparable FFO per share	$2.97	$2.92	$8.71	$8.32
Details for per share calculations:
FFO of the Operating Partnership	$1,098,890	$1,175,910	$3,206,948	$3,326,753
Diluted FFO allocable to unitholders	(138,760)	(147,864)	(404,008)	(418,548)
Diluted FFO allocable to common stockholders	$960,130	$1,028,046	$2,802,940	$2,908,205
Basic and Diluted weighted average shares outstanding	327,286	328,619	328,107	328,576
Weighted average limited partnership units outstanding	47,304	47,263	47,293	47,289
Basic and Diluted weighted average shares and units outstanding	374,590	375,882	375,400	375,865
Basic and Diluted FFO per Share	$2.93	$3.13	$8.54	$8.85
Percent Change	-6.4%		-3.5%
Comparable FFO per share	$2.97	$2.92	$8.71	$8.32
Percent Change	1.7%		4.7%

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Simon Property Group, Inc.
Footnotes to Unaudited Financial Information
Notes:
(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related assets.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre, TRG and other platform investments. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre, TRG and other platform investments. For further information on Klépierre, reference should be made to financial information in Klépierre’s public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO, FFO per share, Comparable FFO and Comparable FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”) Funds From Operations White Paper – 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of retail real estate. Gains and losses of assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.
(D)
Includes our share of:

 –
Gain on land sales of  $9.6 million and $4.8 million for the three months ended September 30, 2022 and 2021, respectively, and $15.6 million and $6.4 million for the nine months ended September 30, 2022, and 2021, respectively.

 –
Straight-line adjustments decreased income by ($6.8) million and ($5.7) million for the three months ended September 30, 2022 and 2021, respectively, and ($22.9) million and ($20.7) million for the nine months ended September 30, 2022 and 2021 respectively.

 –
Amortization of fair market value of leases decreased income by $0.0 million and ($0.2) million for the three months ended September 30, 2022 and 2021, respectively, and ($0.3) million and ($0.6) million for the nine months ended September 30, 2022 and 2021, respectively.

(E)
Unrealized (gains) losses excluded from FFO relate to mark-to-market fair value adjustments of publicly traded equity instruments of retail real estate.

Unrealized (gains) losses included in FFO relate to mark-to-market fair value adjustments of publicly traded equity instruments of non-retail real estate.

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OVERVIEW
THE COMPANY
Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust (“REIT”). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At September 30, 2022, we owned or had an interest in 230 properties comprising 184 million square feet in North America, Asia and Europe. We also owned an 80% interest in The Taubman Realty Group, or TRG, which owns 24 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, at September 30, 2022, we had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries.
This package was prepared to provide operational and balance sheet information as of September 30, 2022 for the Company and the Operating Partnership.
Certain statements made in this Supplemental Package may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment; the inability to renew leases and relet vacant space at existing properties on favorable terms; an increase in vacant space at our properties; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the intensely competitive market environment in the retail industry, including e-commerce; the inability to lease newly developed properties on favorable terms; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; changes in market rates of interest; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; the continuing transition of LIBOR to SOFR; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; environmental liabilities; the conflict in Ukraine; natural disasters; the availability of comprehensive insurance coverage; the potential for terrorist activities; security breaches that could compromise our information technology or infrastructure; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; and the loss of key management personnel. We discuss these and other risks and uncertainties under the heading “Risk Factors” in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

3Q 2022 SUPPLEMENTAL	12

OVERVIEW
STOCK INFORMATION
The Company’s common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:
Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor’s
Corporate	A-	(Stable Outlook)
Senior Unsecured	A-	(Stable Outlook)
Commercial Paper	A2	(Stable Outlook)
Preferred Stock	BBB	(Stable Outlook)
Moody’s
Senior Unsecured	A3	(Stable Outlook)
Commercial Paper	P2	(Stable Outlook)
Preferred Stock	Baa1	(Stable Outlook)
SENIOR UNSECURED DEBT COVENANTS (1)
	Required	Actual	Compliance
Total Debt to Total Assets (1)	≤65%	42%	Yes
Total Secured Debt to Total Assets (1)	≤50%	19%	Yes
Fixed Charge Coverage Ratio	>1.5X	5.0X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	248%	Yes

(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

3Q 2022 SUPPLEMENTAL	13

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2022	2021	2022	2021
Financial Highlights
Total Revenue – Consolidated Properties	$1,315,786	$1,296,554	$3,891,550	$3,790,652
Consolidated Net Income (1)	$621,847	$778,648	$1,679,637	$1,994,977
Net Income Attributable to Common Stockholders (1)	$539,038	$679,936	$1,462,412	$1,743,053
Basic and Diluted Earnings per Common Share (EPS) (1)	$1.65	$2.07	$4.46	$5.30
Funds from Operations (FFO) of the Operating Partnership	$1,098,890	$1,175,910	$3,206,948	$3,326,753
Basic and Diluted FFO per Share (FFOPS)	$2.93	$3.13	$8.54	$8.85
Comparable FFO of the Operating Partnership (2)	$1,113,453	$1,097,567	$3,270,360	$3,132,941
Basic and Diluted Comparable FFO per Share (2)	$2.97	$2.92	$8.71	$8.32
Declared Dividends/Distributions per Share/Unit	$1.75	$1.50	$5.10	$4.20
	AS OF SEPTEMBER 30, 2022	AS OF DECEMBER 31, 2021
Stockholders’ Equity Information
Limited Partners’ Units Outstanding at end of period	47,304	47,248
Common Shares Outstanding at end of period	326,954	328,620
Total Common Shares and Limited Partnership Units Outstanding at end of period	374,258	375,868
Weighted Average Limited Partnership Units Outstanding	47,293	47,280
Weighted Average Common Shares Outstanding:
Basic and Diluted – for purposes of EPS and FFOPS	328,107	328,587
Equity Market Capitalization
Common Stock Price at end of period	$89.75	$159.77
Common Equity Capitalization, including Limited Partnership Units	$33,589,616	$60,052,360
Preferred Equity Capitalization, including Limited Partnership Preferred Units	76,120	80,535
Total Equity Market Capitalization	$33,665,736	$60,132,895

(1)
Includes retail real estate disposition gains of  $108.5 million and $201.6 million, or $0.29 and $0.54 per diluted share, for the three and nine months ended September 30, 2021, respectively.

(2)
Comparable FFO does not include a non-cash unrealized loss of  $14.6 million and $63.4 million, or $0.04 and $0.17 per diluted share, for the three and nine months ended September 30, 2022, respectively, from a mark-to-market in fair value of equity instruments and net gains of  $78.3 million and $193.8 million, or $0.21 and $0.53 per diluted share, for the three and nine months ended September 30, 2021, respectively, all of which are included in net income and funds from operations.

3Q 2022 SUPPLEMENTAL	14

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Nine Months Ended September 30, 2022
(1)
Based on our beneficial interest of NOI.

(2)
Includes TRG U.S. assets.

(3)
Includes Klépierre, international Premium Outlets, international Designer Outlets and international TRG assets.

3Q 2022 SUPPLEMENTAL	15

NET OPERATING INCOME OVERVIEW (AT SHARE)
(In thousands)
	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		% GROWTH	FOR THE NINE MONTHS ENDED SEPTEMBER 30,		% GROWTH
	2022	2021		2022	2021

Domestic Property NOI (1)	$1,242,903	$1,215,280	2.3%	$3,713,661	$3,556,015	4.4%
International Properties (2)	75,580	62,194		219,889	172,591
Portfolio NOI	$1,318,483	$1,277,474	3.2%	$3,933,550	$3,728,606	5.5%
NOI from Other Platform Investments (3)	87,537	140,374		229,960	339,731
NOI from Investments (4)	62,101	42,643		167,250	120,446
Corporate and Other NOI Sources (5)	30,921	43,501		123,917	173,309
Beneficial interest of Combined NOI	$1,499,042	$1,503,992	-0.3%	$4,454,677	$4,362,092	2.1%

(1)
All properties in North America (including TRG’s 20 in the U.S., 4 in Canada and 2 in Mexico).

(2)
International properties outside of North America at constant currency (including TRG’s 4 international properties).

(3)
Includes investments in retail operations (J.C. Penney and SPARC Group); intellectual property and licensing ventures (Authentic Brands Group, LLC, or ABG, and Eddie Bauer Ipco); and an e-commerce company (Rue Gilt Groupe, or RGG).

(4)
NOI of Klépierre at constant currency and HBS.

(5)
Includes income components excluded from Domestic Property NOI and Portfolio NOI including domestic lease termination income, interest income, land sale gains, straight line lease income, above/below market lease adjustments, Simon management company revenues, foreign exchange impact, and other assets.

3Q 2022 SUPPLEMENTAL	16

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF NET INCOME TO NOI
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2022	2021	2022	2021
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$621,847	$778,648	$1,679,637	$1,994,977
Income and other tax expense	8,256	67,262	31,168	108,367
Gain on sale or exchange of equity interests	—	(159,828)	—	(159,828)
Interest expense	187,878	199,772	560,353	602,207
Loss on extinguishment of debt	—	28,593	—	31,552
Income from unconsolidated entities	(163,086)	(198,524)	(434,343)	(562,138)
Unrealized losses in fair value of equity instruments	14,563	4,944	63,412	8,121
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(17,262)	(108,543)	(879)	(201,600)
Operating Income Before Other Items	652,196	612,324	1,899,348	1,821,658
Depreciation and amortization	301,754	311,381	910,190	942,851
Home and regional office costs	43,711	48,667	143,424	132,365
General and administrative	7,784	6,909	24,977	20,739
Other expenses (1)	1,018	—	13,413	—
NOI of consolidated entities	$1,006,463	$979,281	$2,991,352	$2,917,613
Less: Noncontrolling interest partners share of NOI	(9,484)	(5,638)	(21,062)	(15,178)
Beneficial NOI of consolidated entities	$996,979	$973,643	$2,970,290	$2,902,435
Reconciliation of NOI of unconsolidated entities:
Net Income	$174,308	$165,143	$571,005	$484,248
Interest expense	147,539	154,501	438,559	453,145
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	(4,522)	—	(4,522)	(33,371)
Operating Income Before Other Items	317,325	319,644	1,005,042	904,022
Depreciation and amortization	169,453	170,568	504,926	512,165
NOI of unconsolidated entities	$486,778	$490,212	$1,509,968	$1,416,187
Less: Joint Venture partners share of NOI	(255,856)	(257,729)	(788,737)	(744,186)
Beneficial NOI of unconsolidated entities	$230,922	$232,483	$721,231	$672,001
Add: Beneficial interest of NOI from TRG	121,503	108,301	347,199	307,848
Add: Beneficial interest of NOI from Other Platform Investments and Investments (2)	149,638	189,565	415,957	479,808
Beneficial interest of Combined NOI	$1,499,042	$1,503,992	$4,454,677	$4,362,092

(1)
Represents the write-off of pre-development costs.

(2)
See footnotes 3 and 4 on prior page.

3Q 2022 SUPPLEMENTAL	17

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)
	THREE MONTHS ENDED SEPTEMBER 30, 2022	NINE MONTHS ENDED SEPTEMBER 30, 2022
FFO of the Operating Partnership	$1,098,890	$3,206,948
Non-cash impacts to FFO (1)	36,955	142,480
FFO of the Operating Partnership excluding non-cash impacts	1,135,845	3,349,428
Tenant allowances	(68,907)	(172,832)
Operational capital expenditures	(27,275)	(62,700)
Funds available for distribution	$1,039,663	$3,113,896

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED SEPTEMBER 30, 2022	NINE MONTHS ENDED SEPTEMBER 30, 2022
Deductions:
Fair value of debt amortization	(137)	(393)
Additions:
Straight-line lease loss	6,834	22,946
Fair market value of lease amortization	8	303
Stock based compensation expense	7,376	21,941
Unrealized losses in fair value of equity instruments	14,563	63,412
Write-off of pre-development costs and other	780	11,293
Mortgage, financing fee and terminated swap amortization expense	7,531	22,978
	$36,955	$142,480
This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, comparable FFO, comparable FFO per share, funds available for distribution, net operating income (NOI), domestic portfolio NOI and portfolio NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.
The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on Reconciliations of Non-GAAP Financial Measures and in the Earnings Release for the latest period.

3Q 2022 SUPPLEMENTAL	18

LEASE INCOME, OTHER INCOME, OTHER EXPENSE, INCOME FROM
UNCONSOLIDATED ENTITIES, AND CAPITALIZED INTEREST
(In thousands)
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
Consolidated Properties	2022	2021	2022	2021
Lease Income
Fixed lease income (1)	$952,615	$921,521	$2,874,484	$2,783,459
Variable lease income (2)	262,855	286,402	743,551	728,347
Total Lease Income	$1,215,470	$1,207,923	$3,618,035	$3,511,806
Other Income
Interest, dividend and distribution income (3)	$6,727	$3,538	$11,754	$10,246
Lease settlement income	1,480	8,932	28,356	57,974
Gains on land sales	10,792	4,850	16,046	6,487
Other (4)	52,663	44,287	132,308	125,758
Total Other Income	$71,662	$61,607	$188,464	$200,465
Other Expense
Ground leases	$11,541	$11,148	$35,103	$33,176
Professional fees and other (5)	19,269	20,105	71,546	51,004
Total Other Expense	$30,810	$31,253	$106,649	$84,180
Income from Unconsolidated Entities
Share of Joint Ventures (6)	$73,626	$67,305	$242,401	$175,988
Share of Klépierre net income, net of amortization of excess investment (7)	27,573	8,947	55,329	115,874
Share of Other Platform Investments net income, net of amortization of excess investment, pre-tax	77,840	133,749	181,187	320,219
Share of TRG net (loss) including amortization of excess investment	(15,953)	(11,477)	(44,574)	(49,943)
Total Income from Unconsolidated Entities	$163,086	$198,524	$434,343	$562,138
Capitalized Interest
Our Share of Consolidated Properties	$13,544	$8,931	$28,219	$24,952
Our Share of Joint Venture Properties	$99	$138	$281	$994

(1)
Fixed lease income under our operating leases includes fixed minimum lease consideration and fixed CAM reimbursements recorded on a straight-line basis.

(2)
Variable lease income primarily includes consideration based on sales, as well as reimbursements for real estate taxes, utilities, and marketing.

(3)
Includes distributions from other international investments and preferred unit distributions from TRG.

(4)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues, gains on sale of non-retail real estate investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

(5)
The nine months ended September 30, 2022 includes $12.4 million of write-off of costs related to an international outlet development project in Germany we no longer intend to pursue.

(6)
Includes U.S. joint venture operations and international outlet joint ventures.

(7)
Includes $118.4 million for the nine months ended September 30, 2021 from a non-cash gain related to the reversal of a deferred tax liability.

3Q 2022 SUPPLEMENTAL	19

OPERATING INFORMATION
	AS OF SEPTEMBER 30,
	2022	2021
U.S. Malls and Premium Outlets
Total Number of Properties	163	164
Total Square Footage of Properties (in millions)	137.3	138.8
Ending Occupancy(1):
Consolidated Assets	94.5%	92.9%
Unconsolidated Assets	94.5%	92.4%
Total Portfolio	94.5%	92.8%
Base Minimum Rent PSF(2):
Consolidated Assets	$53.58	$52.51
Unconsolidated Assets	$58.12	$57.81
Total Portfolio	$54.80	$53.91
U.S. TRG
Total Number of Properties	20	20
Total Square Footage of Properties (in millions)	20.4	20.4
Ending Occupancy(1)	94.5%	90.3%
Base Minimum Rent PSF(2)	$61.11	$58.18
	AS OF SEPTEMBER 30,
	2022	2021
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.3	21.3
Ending Occupancy(3)	97.8%	97.0%
Base Minimum Rent PSF(2)	$34.69	$33.68

International Properties(4)
Premium Outlets
Total Number of Properties	22	21
Total Square Footage of Properties (in millions)	8.4	8.3
Designer Outlets
Total Number of Properties	11	11
Total Square Footage of Properties (in millions)	2.8	2.8
TRG
Total Number of Properties	4	4
Total Square Footage of Properties (in millions)	4.7	4.7
Statistics for Premium Outlets in Japan
Ending Occupancy	99.3%	99.5%
Base Minimum Rent PSF	¥5,563	¥5,498

(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.

(2)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.

(3)
See footnote 1 for definition, except Ending Occupancy is calculated on all company owned space.

(4)
Includes all international properties.

3Q 2022 SUPPLEMENTAL	20

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)(2)
Year	Number of Leases Expiring	Square Feet	Avg. Base Minimum Rent PSF at 9/30/22	Percentage of Gross Annual Rental Revenues (3)
Inline Stores and Freestanding
Month to Month Leases	1,217	4,938,348	$55.51	5.1%
2022 (10/1/22 – 12/31/22)	369	980,282	$53.71	1.0%
2023	2,963	11,494,984	$56.93	11.0%
2024	2,945	11,545,746	$53.49	11.7%
2025	1,885	7,226,249	$60.64	8.3%
2026	1,542	5,959,912	$56.91	6.4%
2027	1,270	5,107,778	$59.09	5.6%
2028	832	4,014,056	$60.81	4.6%
2029	805	3,390,074	$65.75	4.1%
2030	480	2,312,256	$67.18	2.8%
2031	332	1,793,637	$55.90	1.8%
2032	292	1,133,691	$72.50	1.5%
2033 and Thereafter	639	2,559,248	$50.47	2.6%
Specialty Leasing Agreements w/ terms in excess of 12 months	2,509	6,599,504	$19.78	2.5%
Anchors
Month to Month Leases	1	138,409	$1.18	0.0%
2023	10	1,300,248	$4.55	0.1%
2024	14	1,229,278	$8.37	0.2%
2025	17	1,676,634	$6.70	0.2%
2026	16	1,702,455	$5.01	0.2%
2027	13	1,765,268	$5.19	0.2%
2028	12	1,432,525	$5.96	0.2%
2029	5	556,306	$4.62	0.1%
2030	7	754,336	$8.56	0.1%
2031	5	427,004	$12.18	0.0%
2032	3	217,391	$14.59	0.1%
2033 and Thereafter	25	2,854,456	$12.22	0.7%

(1)
Does not include TRG portfolio lease expirations.

(2)
Does not consider the impact of renewal options that may be contained in leases.

(3)
Annual rental revenues represent 2021 consolidated and joint venture combined base rental revenue.

3Q 2022 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS
Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
The Gap, Inc.	284	3,048	1.8%	2.9%
Tapestry, Inc.	227	951	0.5%	1.6%
Victoria’s Secret & Co.	137	1,176	0.7%	1.6%
Signet Jewelers, Ltd.	348	487	0.3%	1.5%
PVH Corporation	152	1,130	0.6%	1.4%
American Eagle Outfitters, Inc	220	1,388	0.8%	1.4%
Capri Holdings Limited	139	548	0.3%	1.3%
Luxottica Group SPA	355	636	0.4%	1.2%
VF Corporation	195	817	0.5%	1.1%
Foot Locker Retail, Inc.	172	821	0.5%	1.1%
Top Anchors (sorted by percentage of total square footage in U.S. properties) (1)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
Macy’s Inc.	98	19,040	10.9%	0.3%
J.C. Penney Co., Inc.	54	8,894	5.1%	0.3%
Dillard’s, Inc.	35	6,377	3.7%	*
Nordstrom, Inc.	24	4,103	2.4%	0.1%
Dick’s Sporting Goods, Inc.	33	2,261	1.3%	0.5%
The Neiman Marcus Group, Inc.	12	1,458	0.8%	0.1%
Belk, Inc.	7	1,194	0.7%	*
Target Corporation	7	968	0.6%	0.1%
Hudson’s Bay Company	8	943	0.5%	0.1%
Von Maur, Inc.	7	892	0.5%	*

(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale’s The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.

*
Less than one-tenth of one percent.

3Q 2022 SUPPLEMENTAL	22

CAPITAL EXPENDITURES(1)
(In thousands)
		UNCONSOLIDATED PROPERTIES
	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$75,736	$47,269	$19,503
Redevelopment projects with incremental square footage and/or anchor replacement	241,490	107,860	52,007
Redevelopment projects with no incremental square footage	3,850	6,927	3,461
Subtotal new development and redevelopment projects	321,076	162,056	74,971
Tenant allowances	143,973	58,302	28,859
Operational capital expenditures (CAM and non-CAM)	41,257	56,590	21,443
Totals	$506,306	$276,948	$125,273
Conversion from accrual to cash basis	(40,919)	(19,499)	(8,820)
Capital Expenditures for the Nine Months Ended 9/30/22 (2)	$465,387	$257,449	$116,453
Capital Expenditures for the Nine Months Ended 9/30/21 (2)	$419,477	$263,383	$108,556

(1)
Does not include TRG portfolio capital expenditures.

(2)
Agrees with the line item “Capital expenditures” on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

3Q 2022 SUPPLEMENTAL	23

DEVELOPMENT ACTIVITY SUMMARY(1)
As of September 30, 2022
(in thousands, except percent)

PLATFORM PROJECT TYPE	OUR SHARE OF NET INVESTMENT	EXPECTED STABILIZED RATE OF RETURN	ACTUAL 2022 INVESTMENT THRU Q3 2022	FORECASTED INVESTMENT Q4 2022	FORECASTED INVESTMENT FY 2022	FORECASTED INVESTMENT FY 2023	FORECASTED TOTAL INVESTMENT 2022 - 2023
Malls
Redevelopments	$623,386	6%	$180,508	$78,865	$259,373	$151,872	$411,245
Premium Outlets
New Developments – International	$159,685	8%	$47,153	$45,245	$92,398	$31,615	$124,013
Redevelopments – U.S.	$35,138	8%	$12,946	$7,428	$20,374	$7,801	$28,175
Redevelopments – International	$50,809	9%	$178	$1,385	$1,563	$17,925	$19,488
The Mills
Redevelopments	$21,629	16%	$4,768	$12,504	$17,272	$7,417	$24,689
Total Investment (1)	$890,647	7%	$245,553	$145,427	$390,980	$216,630	$607,610
Less funding from: Construction Loans, International JV Cash on hand, etc.	$(343,122)		$(85,433)	$(56,569)	$(142,002)	$(90,868)	$(232,870)

Total Net Cash Investment	$547,525		$160,120	$88,858	$248,978	$125,762	$374,740
Notes:
(1)
Does not include TRG

3Q 2022 SUPPLEMENTAL	24

COMMON AND PREFERRED STOCK INFORMATION
CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
For the Period December 31, 2021 through September 30, 2022
	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2021	328,619,625	47,247,936
Activity During the First Six Months of 2022:
Redemption of Limited Partnership Units for Cash	—	(13,930)
Exchange of Limited Partnership Units for Common Stock	2,680	(2,680)
Restricted Stock/Restricted Stock Unit Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	208,063	72,442
Treasury Shares Acquired Related to Stock Grant Recipients’ Tax Obligations and Other	(46,555)
Repurchase of Simon Property Group Common Stock in open market	(1,424,096)	—
Number Outstanding at June 30, 2022	327,359,717	47,303,768
Third Quarter Activity
Repurchase of Simon Property Group Common Stock in open market	(405,926)	—
Number Outstanding at September 30, 2022	326,953,791	47,303,768
Number of Limited Partnership Units and Common Shares at September 30, 2022	374,257,559
PREFERRED STOCK/UNITS OUTSTANDING AS OF SEPTEMBER 30, 2022
($ in 000’s, except per share amounts)
ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A

(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.

(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.

(3)
Represents restricted stock/restricted stock unit awards and earned LTIP units issued pursuant to the Operating Partnership’s 2019 Stock Incentive Plan, net of forfeitures.

(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on September 30, 2022 was $63.47 per share.

(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

3Q 2022 SUPPLEMENTAL	25

CREDIT PROFILE(1)

NET DEBT ($ BILLIONS)

Non-Recourse Mortgage Debt (2)
Unsecured Net Debt
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
29.3
30.1
32.2
30.9
29.9
16.0
16.6
18.8
19.4
18.7
13.3
13.5
13.4
11.5
11.2
2018
2019
2020
2021
9/30/2022

FIXED CHARGE COVERAGE (X)

6.0
5.0
4.0
3.0
2.0
1.0
0.0
5.1
5.3
4.2
5.0
5.0
2018
2019
2020
2021(3)
TTM
9/30/2022(3)

UNSECURED INTEREST COVERAGE (X)

7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
6.4
6.9
5.3
5.8
5.8
2018
2019
2020
2021(3)
TTM
9/30/2022(3)

FFO PAYOUT RATIO (%)

80%
75%
70%
65%
60%
55%
50%
45%
40%
65%
69%
66%
49%
58%
2018
2019
2020
2021
TTM
9/30/2022

WEIGHTED AVERAGE INTEREST RATE (%)

3.90%
3.70%
3.50%
3.30%
3.10%
2.90%
2.70%
2.50%
3.50%
3.33%
3.14%
3.03%
3.30%
2018
2019
2020
2021
9/30/2022

WEIGHTED AVERAGE YEARS TO MATURITY (YRS)

7.4
6.9
6.4
5.9
5.4
6.2
6.7
6.6
7.1
6.8
2018
2019
2020
2021
9/30/2022

(1)
As of year end, unless otherwise indicated.

(2)
Non-recourse mortgage net debt includes our pro-rata share of consolidated non-recourse mortgage debt and our pro-rata share of joint venture non-recourse mortgage debt.

(3)
Includes TRG secured, corporate and other debt.

3Q 2022 SUPPLEMENTAL	26

SUMMARY OF INDEBTEDNESS(1)
As of September 30, 2022
(In thousands)
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$4,423,768	$4,306,089	3.74%	3.9
Floating Rate Debt (Hedged) (2)	292,731	265,686	3.05%	2.7
Variable Rate Debt	619,705	573,846	4.58%	1.3
Total Mortgage Debt	5,336,204	5,145,621	3.80%	3.5
Unsecured Debt
Fixed Rate	18,759,685	18,759,685	2.94%	9.0
Variable Rate	500,000	500,000	2.65%	1.3
Revolving Credit Facility – USD Currency	125,000	125,000	3.10%	2.7
Total Revolving Credit Facilities	125,000	125,000	3.10%	2.7
Total Unsecured Debt	19,384,685	19,384,685	2.93%	8.7
Premium	22,710	22,710
Discount	(52,548)	(52,548)
Debt Issuance Costs	(114,126)	(113,206)
Other Debt Obligations	63,445	63,445
Consolidated Mortgages and Unsecured Indebtedness (2)	$24,640,370	$24,450,707	3.12%	7.6
Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$11,207,528	$5,234,948	3.90%	3.7
Floating Rate Debt (Swapped to Fixed)	260,243	117,110	3.47%	6.2
Floating Rate Debt (Hedged) (2)	1,248,104	585,422	5.14%	3.9
Variable Rate Debt	1,429,046	624,956	4.32%	2.6
TMLP Debt (3)	349,150	140,268	—	—
Total Mortgage Debt	14,494,071	6,702,704	4.04%	3.6
Debt Issuance Costs	(38,395)	(18,110)
Joint Venture Mortgages and Other Indebtedness (2)	$14,455,676	$6,684,594	4.04%	3.6
Our Share of Total Indebtedness		$31,135,301	3.30%	6.8
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	94.1%	$23,008,104	3.10%	8.1
Variable	5.9%	1,442,603	3.57%	1.7
	100.0%	24,450,707	3.12%	7.6
Joint Venture
Fixed	82.0%	$5,481,186	3.89%	3.7
Variable	18.0%	1,203,408	4.72%	3.2
	100.0%	6,684,594	4.04%	3.6
Total Debt		$31,135,301
Total Fixed Debt	91.5%	$28,489,290	3.26%	7.2
Total Variable Debt	8.5%	$2,646,011	4.06%	2.4

(1)
Does not include TRG secured and corporate debt.

(2)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.

(3)
See footnote 10 on the Property and Debt information.

3Q 2022 SUPPLEMENTAL	27

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)(1)
As of September 30, 2022
(In thousands)
Year	UNSECURED CONSOLIDATED DEBT		SECURED CONSOLIDATED DEBT		UNCONSOLIDATED JOINT VENTURE DEBT		TOTAL
	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE
2022	$734,882	1.38%	$96,129	3.47%	$196,833	3.88%	$1,027,844	2.03%
2023	600,000	2.75%	684,174	4.29%	536,440	4.06%	1,820,614	3.71%
2024	3,000,000	2.87%	312,618	3.98%	1,319,912	4.10%	4,632,530	3.34%
2025	1,714,921	2.83%	1,116,643	3.59%	915,924	3.44%	3,747,488	3.17%
2026	1,550,000	3.28%	2,032,862	3.92%	1,411,165	4.21%	4,994,027	3.81%
2027	2,050,000	2.84%	283,226	3.84%	1,063,323	4.11%	3,396,549	3.32%
2028	800,000	1.75%	46,416	3.85%	727,790	4.11%	1,574,206	2.91%
2029	1,250,000	2.45%	363,553	2.91%	16,852	0.37%	1,630,405	2.54%
2030	750,000	2.65%	—	—	228,433	3.12%	978,433	2.91%
2031	700,000	2.20%	210,000	3.09%	46,004	5.36%	956,004	2.54%
2032	1,400,000	2.45%	—	—	217,709	5.04%	1,617,709	2.82%
Thereafter	4,834,882	3.81%	—	—	22,319	7.08%	4,857,201	3.83%
Face Amounts of Indebtedness	$19,384,685	2.93%	$5,145,621	3.80%	$6,702,704	4.04%	$31,233,010	3.30%
Premiums (Discounts) on Indebtedness, Net	(32,388)		2,550		—		(29,838)
Debt Issuance Costs	(97,123)		(16,083)		(18,110)		(131,316)
Other Debt Obligations	—		63,445		—		63,445
Our Share of Total Indebtedness	$19,255,174		$5,195,533		$6,684,594		$31,135,301

(1)
Does not include TRG.

3Q 2022 SUPPLEMENTAL	28

Unsecured Debt Information
As of September 30, 2022
	DEBT INFORMATION
	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS TOTAL ($ IN 000’S)
Unsecured Indebtedness:
Simon Property Group, LP (Euro Sr. Notes)	11/18/22		1.38%	Fixed	734,882 (2)
Simon Property Group, LP (Sr. Notes)	06/01/23		2.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	01/11/24		2.65%	Variable	500,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	09/13/24		2.00%	Fixed	1,000,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	05/13/25		1.25%	Fixed	489,921 (3)
Revolving Credit Facility – USD Currency	06/30/25	(4)	3.10%	Variable	125,000
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	1,100,000
Simon Property Group, LP (Sr. Notes)	01/15/26		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	11/30/26		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	01/15/27		1.38%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	06/15/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/01/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/28		1.75%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	09/13/29		2.45%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	07/15/30		2.65%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/31		2.20%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	01/15/32		2.25%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	02/01/32		2.65%	Fixed	700,000
Simon Property Group, LP (Euro Sr. Notes)	03/19/33		1.13%	Fixed	734,882 (2)
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/46		4.25%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	09/13/49		3.25%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	07/15/50		3.80%	Fixed	750,000
Total Unsecured Indebtedness at Face Value					$19,384,685(5)

(1)
Variable rate debt interest rates are based on the following base rates as of September 30, 2022: 1M LIBOR at 3.1427%; Overnight SOFR at 2.98%; CME Term SOFR at 3.04%; 30 Day Average SOFR at 2.47%; 3M EURIBOR at 1.173%; 6M EURIBOR at 1.809%; 3M GBP LIBOR at 3.344%; 1M YEN TIBOR at 0.08545%; 6M YEN TIBOR at .14%; 1M YEN LIBOR at -0.05%; 1M CDOR at 3.762%; Overnight SONIA at 2.190%; and Cost of Funds Rate at 2.81%.

(2)
Amount shown in USD equivalent; EUR equivalent is 750.0 million.

(3)
Amount shown in USD equivalent; EUR equivalent is 500.0 million.

(4)
Includes applicable extensions available at our option.

(5)
Also represents our share of Total Unsecured Indebtedness.

3Q 2022 SUPPLEMENTAL	29

PROPERTY AND DEBT INFORMATION
As of September 30, 2022
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
											TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,915	(2)
2.	Auburn Mall	MA	Auburn	56.4%		499,457	(2)
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,122,044	07/01/28		4.12%	Fixed	1,750,000	583,333
4.	Barton Creek Square	TX	Austin	100.0%		1,452,387	(2)
5.	Battlefield Mall	MO	Springfield	100.0%		1,207,279	(2)
6.	Bay Park Square	WI	Green Bay	100.0%		690,651	(2)
7.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,281,187	(2)
8.	Briarwood Mall	MI	Ann Arbor	50.0%		978,050	09/01/26		3.29%	Fixed	165,000	82,500
9.	Brickell City Centre (3)	FL	Miami	25.0%		476,600	(2)
10.	Broadway Square	TX	Tyler	100.0%		608,739	(2)
11.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,229,838	(2)
12.	Cape Cod Mall	MA	Hyannis	56.4%		712,338	07/30/26	(5)	5.39%	Variable	52,000	29,313
13.	Castleton Square	IN	Indianapolis	100.0%		1,384,245	(2)
14.	Cielo Vista Mall	TX	El Paso	100.0%		1,245,051	(2)
15.	Coconut Point	FL	Estero	50.0%		1,204,908	10/01/26		3.95%	Fixed	176,449	88,224
16.	College Mall	IN	Bloomington	100.0%		610,168	(2)
17.	Columbia Center	WA	Kennewick	100.0%		763,262	(2)
18.	Copley Place	MA	Boston	94.4%	(4)	1,263,797	(2)
19.	Coral Square	FL	Coral Springs (Miami)	97.2%		944,159	(2)
20.	Cordova Mall	FL	Pensacola	100.0%		925,518	(2)
21.	Dadeland Mall	FL	Miami	50.0%		1,511,826	01/05/27	(5)	3.11%	Fixed	379,766	189,883
22.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,524,222	06/01/27		3.66%	Fixed	585,000	292,500
23.	Domain, The	TX	Austin	100.0%		1,233,188	07/01/31		3.09%	Fixed	210,000	210,000
24.	Empire Mall	SD	Sioux Falls	100.0%		1,169,321	12/01/25		4.31%	Fixed	177,863	177,863
25.	Falls, The	FL	Miami	50.0%		711,653	09/01/26		3.45%	Fixed	150,000	75,000
26.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,037,175	05/09/26	(5)	6.08%	Variable	455,000	193,376
27.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		715,809	(2)
28.	Fashion Valley	CA	San Diego	50.0%		1,727,669	02/01/26	(5)	3.75%	Variable	415,000	207,500
29.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		996,231	(2)
30.	Florida Mall, The	FL	Orlando	50.0%		1,727,003	02/09/27	(5)	5.34%	Variable	600,000	300,000
31.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		677,346	(2)
32.	Galleria, The	TX	Houston	50.4%		2,011,452	03/01/25		3.55%	Fixed	1,200,000	604,440
33.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,286,661	(2)
34.	Haywood Mall	SC	Greenville	100.0%		1,237,364	(2)
35.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,719,434	(2)
36.	La Plaza Mall	TX	McAllen	100.0%		1,314,054	(2)
37.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,098,861	(2)
38.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,196,386	11/01/27		4.06%	Fixed	182,346	91,173
39.	Lenox Square	GA	Atlanta	100.0%		1,549,775	(2)

3Q 2022 SUPPLEMENTAL	30

PROPERTY AND DEBT INFORMATION
As of September 30, 2022
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
											TOTAL	OUR SHARE
40.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,064,794	06/01/26		4.04%	Fixed	262,000	73,845
41.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,840,287	(2)
42.	Mall of New Hampshire, The	NH	Manchester	56.4%		803,868	07/01/25		4.11%	Fixed	150,000	84,555
43.	McCain Mall	AR	N. Little Rock	100.0%		796,306	(2)
44.	Meadowood Mall	NV	Reno	50.0%		929,119	12/01/26		5.70%	Fixed	106,463	53,231
45.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,305,036	(2)
46.	Miami International Mall	FL	Miami	47.8%		1,081,644	02/06/24		4.42%	Fixed	160,000	76,442
47.	Midland Park Mall	TX	Midland	100.0%		643,845	(2)
48.	Miller Hill Mall	MN	Duluth	100.0%		829,535	(2)
49.	North East Mall	TX	Hurst (Dallas)	100.0%		1,645,005	(2)
50.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,526,372	07/05/23		3.30%	Fixed	217,530	122,622
51.	Ocean County Mall	NJ	Toms River (New York)	100.0%		886,584	(2)
52.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,231,104	(2)
53.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,174,112	12/07/22		6.00%	Fixed	23,210	19,854
54.	Penn Square Mall	OK	Oklahoma City	94.5%		1,083,693	01/01/26		3.84%	Fixed	310,000	292,938
55.	Pheasant Lane Mall	NH	Nashua	(6)		979,595	(2)
56.	Phipps Plaza	GA	Atlanta	100.0%		788,452	(2)
57.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,156,385	07/27/23		4.24%	Variable	225,000	225,000
58.	Prien Lake Mall	LA	Lake Charles	100.0%		719,289	(2)
59.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,081,213	05/01/26		4.50%	Fixed	180,000	90,000
60.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,245,980	(2)
61.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,339,241	(2)
62.	Ross Park Mall	PA	Pittsburgh	100.0%		1,059,831	(2)
63.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		693,275	(2)
64.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,062	11/01/23		4.69%	Fixed	120,000	113,328
65.	Shops at Clearfork, The	TX	Fort Worth	45.0%		548,513	03/11/30	(25)	2.81%	Variable	145,000	65,250
66.	Shops at Crystals, The	NV	Las Vegas	50.0%		270,321	07/01/26		3.74%	Fixed	550,000	275,000
67.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,236,187	02/01/23		3.61%	Fixed	295,000	150,450
68.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,953	(2)
69.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		723,506	(2)
70.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(7)	1,249,960	03/31/24	(5)	6.14%	Variable	171,750	42,938
71.	South Hills Village	PA	Pittsburgh	100.0%		1,127,793	(2)
72.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,590,682	(2)
73.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,245,017	(2)
74.	SouthPark	NC	Charlotte	100.0%		1,688,401	(2)
75.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		610,135	10/06/25		4.45%	Fixed	57,059	28,529
76.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,164	(2)
77.	St. Johns Town Center	FL	Jacksonville	50.0%		1,455,560	09/11/24		3.82%	Fixed	350,000	175,000
78.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(4)	1,287,708	(2)
79.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,299,747	09/05/26		3.50%	Fixed	330,000	164,670

3Q 2022 SUPPLEMENTAL	31

PROPERTY AND DEBT INFORMATION
As of September 30, 2022
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
80.	Summit Mall	OH	Akron	100.0%	773,839	10/01/26		3.31%	Fixed	85,000	85,000
81.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%	1,239,732	(2)
82.	Tippecanoe Mall	IN	Lafayette	100.0%	864,994	(2)
83.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%	1,779,436	(2)
84.	Towne East Square	KS	Wichita	100.0%	1,157,209	(2)
85.	Treasure Coast Square	FL	Jensen Beach	100.0%	875,148	(2)
86.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%	961,189	(2)
87.	University Park Mall	IN	Mishawaka	100.0%	918,673	(2)
88.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%	1,084,151	(2)
89.	West Town Mall	TN	Knoxville	50.0%	1,282,228	(2)
90.	Westchester, The	NY	White Plains (New York)	40.0%	805,135	02/01/30		3.25%	Fixed	400,000	160,000
91.	White Oaks Mall	IL	Springfield	80.7%	942,837	06/01/24	(5)	6.02%	Variable	40,553	32,718
92.	Wolfchase Galleria	TN	Memphis	94.5%	1,151,438	11/01/26		4.15%	Fixed	155,152	146,612
93.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%	2,153,078	03/05/24		4.50%	Fixed	383,177	191,589
94.	Woodland Hills Mall	OK	Tulsa	94.5%	939,763	(2)
	Total Mall Square Footage				106,894,147

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%	228,591	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%	675,683	02/24/27	(5)	5.39%	Variable	80,000	40,000
3.	Liberty Tree Mall	MA	Danvers	49.1%	862,079	05/06/23		3.41%	Fixed	27,819	13,669
4.	Northgate Station	WA	Seattle	100.0%	416,236	(2)
5.	Pier Park	FL	Panama City Beach	65.6%	948,207	(2)
6.	University Park Village	TX	Fort Worth	100.0%	171,065	05/01/28		3.85%	Fixed	52,620	52,620
	Total Lifestyle Centers Square Footage				3,301,861

3Q 2022 SUPPLEMENTAL	32

PROPERTY AND DEBT INFORMATION
As of September 30, 2022
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	328,432	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	548,443	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	271,258	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	593,698	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	686,071	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	288,922	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,730	(2)
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,353	07/01/28		4.27%	Fixed	100,000	50,000
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,119	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,960	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	390,145	01/01/28		3.95%	Fixed	160,000	105,600
12.	Clinton Premium Outlets	CT	Clinton	100.0%	276,225	(2)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,101	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	652,144	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,162	12/01/25		4.30%	Fixed	178,000	178,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	298,038	(2)
17.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,505	(2)
18.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	66.0%	378,508	03/01/23		4.64%	Variable	85,374	56,919
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	423,684	(2)
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,059	12/01/25		4.31%	Fixed	140,000	140,000
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,179	12/01/25		4.35%	Fixed	50,000	50,000
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/	100.0%	485,599	02/06/26		4.26%	Fixed	70,806	70,806
			Washington, DC)
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	548,219	(2)
24.	Indiana Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	378,024	(2)
25.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,595	(2)
26.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,490	(2)
27.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,672	(2)
28.	Kittery Premium Outlets	ME	Kittery	100.0%	259,480	(2)
29.	Las Americas Premium Outlets	CA	San Diego	100.0%	554,300	(2)
30.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,270	(2)
31.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,765	(2)
32.	Lee Premium Outlets	MA	Lee	100.0%	224,717	06/01/26	(8)	4.17%	Fixed	47,767	47,767
33.	Leesburg Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,218	(2)
34.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,790	(2)
35.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,891	(2)
36.	Napa Premium Outlets	CA	Napa	100.0%	179,427	(2)
37.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,284	04/01/32		4.50%	Fixed	75,000	48,750

3Q 2022 SUPPLEMENTAL	33

PROPERTY AND DEBT INFORMATION
As of September 30, 2022
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
38.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	189,132	(2)
39.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,753	(2)
40.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,559	(2)
41.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	657,585	(2)
42.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,656	(2)
43.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,155	(2)
44.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,508	(2)
45.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,603	09/06/26	(9)	3.33%	Fixed	32,339	32,339
46.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/	100.0%	402,411	09/01/27		4.00%	Fixed	145,000	145,000
			Milwaukee)
47.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	349,815	07/26/23		4.24%	Variable	160,000	160,000
48.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,421	09/06/26	(9)	3.33%	Fixed	56,812	56,812
49.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	603,929	(2)
50.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	498,409	(2)
51.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	697,170	(2)
52.	San Marcos Premium Outlets	TX	San Marcos (Austin/	100.0%	738,456	(2)
			San Antonio)
53.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,515	(2)
54.	Silver Sands Premium Outlets	FL	Destin	50.0%	451,085	03/01/32		3.96%	Fixed	140,000	70,000
55.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,713	(2)
56.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,424	10/06/24		4.06%	Fixed	90,156	54,093
57.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	459,837	(2)
58.	Tanger Outlets – Columbus (3)	OH	Sunbury (Columbus)	50.0%	355,316	10/01/32	(5)	6.25%	Fixed	71,000	35,500
59.	Tanger Outlets – Galveston/Houston (3)	TX	Texas City	50.0%	352,705	07/01/23		4.99%	Variable	64,500	32,250
60.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,909	(2)
61.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,470	(2)
62.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,985	11/06/24		4.32%	Fixed	115,000	40,250
63.	Vacaville Premium Outlets	CA	Vacaville	100.0%	447,309	(2)
64.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,475	(2)
65.	Waterloo Premium Outlets	NY	Waterloo	100.0%	421,862	(2)
66.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	518,979	02/06/26		4.23%	Fixed	185,000	185,000
67.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,491	(2)
68.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	909,538	(2)
69.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	672,864	(2)
	Total U.S. Premium Outlet Square Footage				30,399,516

3Q 2022 SUPPLEMENTAL	34

PROPERTY AND DEBT INFORMATION
As of September 30, 2022
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
											TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,223,952	09/01/26		3.80%	Fixed	98,351	98,351
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,939,318	02/06/24		4.29%	Fixed	383,500	227,224
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,416,986	11/01/24		4.28%	Fixed	124,447	46,668
							07/01/31		2.80%	Fixed	30,000	11,250
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,334,272	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,508	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,368,378	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,806,104	10/01/26		3.99%	Fixed	257,710	257,710
8.	Katy Mills	TX	Katy (Houston)	62.5%	(7)	1,773,259	08/01/32		5.77%	Fixed	129,886	81,178
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,304,792	(2)
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,421,635	(2)
11.	Opry Mills	TN	Nashville	100.0%		1,174,650	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		866,982	04/01/24		4.22%	Fixed	215,000	215,000
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,555,729	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,361,359	(2)
	Total The Mills Square Footage					21,328,924

	Other Properties
	Calhoun Outlet Marketplace, Crystal Mall, Dover Mall, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Orlando Outlet Marketplace, Osage Beach Outlet Marketplace, Philadelphia Mills, Southridge Mall, Square One Mall, Solomon Pond Mall, Sugarloaf Mills, The Avenues, The Mall at Tuttle Crossing							(7)(8)(10)			1,082,186	492,729
	Total Other Properties Square Footage					11,179,936

	TOTAL U.S. SQUARE FOOTAGE (11)(12)					173,104,384

3Q 2022 SUPPLEMENTAL	35

PROPERTY AND DEBT INFORMATION
As of September 30, 2022
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	07/04/29	(13)	2.00%	Fixed	178,587	160,728
	Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton (Alberta)		50.0%	422,600	11/30/23	(13)	5.06%	Variable	99,332	49,666
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	367,400	06/01/24	(13)	3.08%	Fixed	87,337	43,669
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	504,900	(2)
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	326,000	02/17/23	(13)	6.26%	Variable	117,473	52,863
	Canada Square Footage				1,620,900
	FRANCE
6.	Provence Designer Outlet	Miramas		90.0%	269,000	10/27/22	(13)	2.77%	Variable	80,248	72,223
	France Square Footage				269,000
	GERMANY
7.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/26	(13)	2.10%	Fixed	48,992	34,539
	Germany Square Footage				191,500
	ITALY
8.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	344,000	03/27/27	(13)	3.67%	Variable	156,775	141,097
9.	Noventa Di Piave Designer Outlet	Venice		90.0%	353,000	07/25/25	(13)	1.90%	Fixed	271,997	244,797
	Italy Square Footage				697,000
	JAPAN
10.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(15)	2.22%	Fixed	5,922	2,369
11.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	659,500	04/08/27	(15)	0.16%	Variable	89,895	35,958
12.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/23	(15)	0.34%	Variable	6,225	2,490
13.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	512,500	07/31/27	(15)	0.30%	Fixed	40,798	16,319
14.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/28/25	(15)	0.28%	Fixed	31,463	12,585
15.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	(2)
16.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	05/31/23	(15)	0.32%	Variable	19,362	7,745
						11/30/23	(15)	0.32%	Variable	17,979	7,192
						05/31/29	(15)	0.37%	Fixed	34,575	13,830
17.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	11/30/24	(15)	0.21%	Fixed	18,325	7,330
						11/30/24	(15)	0.29%	Variable	2,420	968
18.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	328,400	10/31/26	(15)	0.20%	Variable	42,873	17,149
	Japan Square Footage				3,613,700

3Q 2022 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of September 30, 2022
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
	KOREA
19.	Busan Premium Outlets	Busan		50.0%	360,200	08/29/25	(16)	2.85%	Fixed	76,033	38,017
20.	Jeju Premium Outlets	Jeju Province		50.0%	92,000	(2)
21.	Paju Premium Outlets	Paju (Seoul)		50.0%	558,900	03/13/25	(16)	3.06%	Fixed	42,496	21,248
22.	Siheung Premium Outlets	Siheung (Seoul)		50.0%	444,400	03/15/24	(16)	2.51%	Fixed	104,498	52,249
23.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	551,600	09/28/24	(16)	2.95%	Fixed	46,673	23,336
	South Korea Square Footage				2,007,100
	MALAYSIA
24.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%	277,500	02/14/24	(16)	4.56%	Variable	14,710	7,355
25.	Johor Premium Outlets	Johor (Singapore)		50.0%	309,400	(2)
	Malaysia Square Footage				586,900
	MEXICO
26.	Premium Outlets Punta Norte	Mexico City		50.0%	333,000	(2)
27.	Premium Outlets Querétaro	Querétaro		50.0%	274,800	12/20/33	(18)	11.62%	Fixed	20,993	10,497
						06/20/23	(18)	12.69%	Variable	2,779	1,389
	Mexico Square Footage				607,800
	NETHERLANDS
28.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond		(19)	298,000	05/29/29	(13)	3.63%	Fixed	225,362	202,825
						08/18/25	(13)	1.95%	Variable	164,603	77,796
29.	Roosendaal Designer Outlet	Roosendaal		94.0%	247,500	02/23/24	(13)	1.75%	Variable	55,708	52,366
	Netherlands Square Footage				545,500
	SPAIN
30.	Malaga Designer Outlet	Malaga		46.1%	191,000	02/09/23	(13)	3.92%	Variable	58,564	27,004
	Spain Square Footage				191,000
	THAILAND
31.	Siam Premium Outlets Bangkok	Bangkok		50.0%	264,000	06/05/31	(20)	6.28%	Fixed	62,811	31,406
	Thailand Square Footage				264,000
	UNITED KINGDOM
32.	Ashford Designer Outlet	Kent		45.0%	281,000	05/23/27	(13)	4.30%	Variable	115,246	51,860
33.	West Midlands Designer Outlet	Staffordshire		23.2%	197,000	02/27/23	(21)	6.99%	Variable	71,262	16,561
	United Kingdom Square Footage				478,000
	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(22)				11,190,400

	TOTAL SQUARE FOOTAGE				184,294,784

3Q 2022 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of September 30, 2022
						DEBT INFORMATION
	PROPERTY NAME	STATE CITY (CBSA)		TRG OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	TRG SHARE

	Taubman Realty Group
1.	Beverly Center	CA	Los Angeles	100.0%	779,000	(2)
2.	Cherry Creek Shopping Center	CO	Denver	50.0%	1,037,000	06/01/28		3.85%	Fixed	550,000	275,000
3.	City Creek Center	UT	Salt Lake City	100.0%	623,000	08/01/23		4.37%	Fixed	70,419	70,419
4.	Country Club Plaza	MO	Kansas City	50.0%	965,000	04/01/26		3.85%	Fixed	299,825	149,912
5.	Dolphin Mall	FL	Miami	100.0%	1,436,000	05/09/27		6.14%	Variable	1,000,000	1,000,000
6.	Fair Oaks Mall	VA	Fairfax	50.0%	1,559,000	05/10/23		5.32%	Fixed	244,159	122,080
7.	Gardens Mall, The	FL	Palm Beach Gardens	50.0%	1,383,000	07/15/25		4.33%	Fixed	192,787	102,555
8.	Gardens on El Paseo, The	CA	Palm Desert	100.0%	237,000	(2)
9.	Great Lakes Crossing Outlets	MI	Auburn Hills	100.0%	1,356,000	01/06/23		3.60%	Fixed	178,956	178,956
10.	International Market Place	HI	Waikiki, Honolulu	93.5%	340,000	08/09/24	(5)	5.20%	Variable	175,000	163,625
11.	International Plaza	FL	Tampa	50.1%	1,178,000	10/09/26		5.10%	Variable	477,000	238,977
12.	Mall at Green Hills, The	TN	Nashville	100.0%	1,034,000	01/01/27		5.18%	Variable	150,000	150,000
13.	Mall at Millenia, The	FL	Orlando	50.0%	1,114,000	10/15/24		3.94%	Fixed	450,000	225,000
14.	Mall at Short Hills, The	NJ	Short Hills	100.0%	1,408,000	10/01/27		3.48%	Fixed	1,000,000	1,000,000
15.	Mall at University Town Center, The	FL	Sarasota	50.0%	866,000	11/01/26		3.40%	Fixed	280,000	140,000
16.	Mall of San Juan, The	PR	San Juan	95.0%	626,000	(2)
17.	Sunvalley Shopping Center	CA	Concord	50.0%	1,324,000	09/01/22	(26)	4.44%	Fixed	153,642	76,821
18.	Twelve Oaks Mall	MI	Novi	100.0%	1,522,000	03/06/28		4.85%	Fixed	279,195	279,195
19.	Waterside Shops	FL	Naples	50.0%	336,000	04/15/26		3.86%	Fixed	161,005	80,502
20.	Westfarms	CT	West Hartford	78.9%	1,266,000	10/01/23		5.50%	Fixed	245,794	194,029
21.	CityOn.Xian	Xi’an, China		25.0%	995,000	03/14/29	(23)	6.00%	Fixed	145,382	36,345
22.	CityOn.Zhengzhou	Zhengzhou, China		24.5%	919,000	03/22/32	(23)	5.60%	Fixed	154,893	37,949
23.	Starfield Anseong	Anseong, South Korea		49.0%	1,068,000	02/27/25	(24)	2.17%	Fixed	226,268	110,871
24.	Starfield Hanam	Hanam, South Korea		17.2%	1,709,000	10/26/25	(24)	2.38%	Fixed	452,536	77,610
	Total Taubman Realty Group Square Footage				25,080,000

	Discount										$(9,353)

	TOTAL TRG SECURED INDEBTEDNESS										$4,700,495

	TRG – Corporate & Other
	TRG U.S. Headquarters			100.0%		03/01/24		3.49%	Fixed	12,000	12,000
	Other			50.0%		11/01/22		3.84%	Fixed	19,101	9,551

	TOTAL TRG CORPORATE AND OTHER INDEBTEDNESS										$21,551

3Q 2022 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of September 30, 2022
FOOTNOTES:
(1)
Variable rate debt interest rates are based on the following base rates as of September 30, 2022: 1M LIBOR at 3.1427%; Overnight SOFR at 2.98%; CME Term SOFR at 3.04%; 30 Day Average SOFR at 2.47% 3M EURIBOR at 1.173%; 6M EURIBOR at 1.809%; 3M GBP LIBOR at 3.344%; 1M YEN TIBOR at 0.08545%; 6M YEN TIBOR at .14%; 1M YEN LIBOR at -0.05%; 1M CDOR at 3.762%; Overnight SONIA at 2.190%; and Cost of Funds Rate at 2.81%.

(2)
Unencumbered asset.

(3)
This property is managed by a third party.

(4)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.

(5)
Includes applicable extensions available at our option.

(6)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.

(7)
The Operating Partnership’s direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.

(8)
Three properties (Lee Premium Outlets, Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.

(9)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.

(10)
Consists of 12 encumbered properties with interest rates ranging from 3.56% to 9.35% and maturities between 2022 and 2027, of which two properties are held within TMLP.

(11)
Does not include any other spaces in joint ventures which are not listed above.

(12)
GLA includes office space.

(13)
Amount shown in USD equivalent; EUR equivalent is 1.3 billion.

(14)
Amount shown in USD equivalent; CAD equivalent is 417.9 million.

(15)
Amounts shown in USD equivalent; JPY equivalent is 44.8 billion.

(16)
Amounts shown in USD equivalent; KRW equivalent is 387.1 billion.

(17)
Amounts shown in USD equivalent; MYR equivalent is 68.2 million.

(18)
Amounts shown in USD equivalent; MXN equivalent is 478.6 million.

(19)
The Company owns a 90.0% interest in Phases 2 & 3 and a 47.3% interest in Phase 4.

(20)
Amounts shown in USD equivalent; THB equivalent is 2.4 billion.

(21)
Amount shown in USD equivalent; GBP equivalent is 165.2 million.

(22)
Does not include Klépierre.

(23)
Amounts shown in USD equivalent; CNY equivalent is 2.1 billion.

(24)
Amounts shown in USD equivalent; KRW equivalent is 974.4 billion.

(25)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented.

(26)
Mortgage is outstanding at September 30, 2022; the single purpose entity borrower and lender are currently working together to extend the maturity date of this non-recourse loan.

3Q 2022 SUPPLEMENTAL	39

NON-GAAP PRO-RATA FINANCIAL INFORMATION
The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled “Our Share of Joint Ventures” were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:
•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

3Q 2022 SUPPLEMENTAL	40

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Three Months Ended September 30, 2022		For the Three Months Ended September 30, 2021
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(12,415)	330,872	$(11,257)	$334,865
Management fees and other revenues	—	—	—	—
Other income	(1,541)	35,351	(359)	32,916
Total revenue	(13,956)	366,223	(11,616)	367,781
EXPENSES:
Property operating	(2,303)	68,401	(2,129)	67,001
Depreciation and amortization	(4,050)	89,562	(4,417)	93,703
Real estate taxes	(575)	27,576	(489)	31,018
Repairs and maintenance	(327)	8,156	(388)	8,341
Advertising and promotion	(1,118)	7,966	(1,105)	8,720
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(304)	23,202	(1,867)	20,218
Total operating expenses	(8,677)	224,863	(10,395)	229,001
OPERATING INCOME BEFORE OTHER ITEMS	(5,279)	141,360	(1,221)	138,780
Interest expense	2,107	(68,154)	1,754	(71,602)
Loss on extinguishment of debt	—	—	—	—
Gain on exchange of equity interests	—	—	—	—
Income and other tax benefit	—	—	—	—
Income from unconsolidated entities	(420)	(73,206)(2)	(127)	(67,178)(2)
Unrealized losses in fair value of equity instruments	—	—	—	—
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(24)	—	—	—
Consolidated income from continuing operations	(3,616)	—	406	—
CONSOLIDATED NET INCOME	(3,616)	—	406	—
Net income attributable to noncontrolling interests	(3,616)	—(3)	406	—(3)
Preferred dividends	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities excludes our share of net results related to our investment in Klépierre, TRG, RGG, SPARC, ABG and JCP.

(3)
Represents limited partners’ interest in the Operating Partnership.

3Q 2022 SUPPLEMENTAL	41

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Nine Months Ended September 30, 2022		For the Nine Months Ended September 30, 2021
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(34,311)	998,988	$(28,449)	957,037
Management fees and other revenues	—	—	—	—
Other income	(2,398)	126,486	(982)	99,243
Total revenue	(36,709)	1,125,474	(29,431)	1,056,280
EXPENSES:
Property operating	(6,528)	199,038	(5,586)	186,410
Depreciation and amortization	(11,855)	276,387	(13,306)	286,249
Real estate taxes	(1,320)	85,936	(1,511)	94,506
Repairs and maintenance	(820)	27,023	(1,054)	24,713
Advertising and promotion	(3,283)	24,480	(2,526)	24,808
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(5,752)	67,766	(3,576)	53,842
Total operating expenses	(29,558)	680,630	(27,559)	670,528
OPERATING INCOME BEFORE OTHER ITEMS	(7,151)	444,844	(1,872)	385,752
Interest expense	5,070	(203,303)	5,364	(209,810)
Loss on extinguishment of debt	—	—	—	—
Gain on exchange of equity interests	—	—	—	—
Income and other tax expense	—	—	—	—
Income from unconsolidated entities	(860)	(241,541)(2)	(46)	(175,942)(2)
Unrealized losses in fair value of equity instruments	—	—	—	—
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	443	—	(571)	—
Consolidated income from continuing operations	(2,498)	—	2,875	—
CONSOLIDATED NET INCOME	(2,498)	—	2,875	—
Net income attributable to noncontrolling interests	(2,498)	—(3)	2,875	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities excludes our share of net results related to our investment in Klépierre, TRG, RGG, SPARC, ABG and JCP.

(3)
Represents limited partners’ interest in the Operating Partnership.

3Q 2022 SUPPLEMENTAL	42

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	As of September 30, 2022		As of September 30, 2021
	Noncontrolling Interests	Our Share of Joint Ventures	Noncontrolling Interests	Our Share of Joint Ventures
ASSETS:
Investment properties, at cost	$(526,170)	$10,016,111	$(527,662)	$10,454,314
Less – accumulated depreciation	(117,202)	3,832,459	(117,723)	3,806,201
	(408,968)	6,183,652	(409,939)	6,648,113
Cash and cash equivalents	(31,114)	650,626	(25,681)	673,914
Tenant receivables and accrued revenue, net	(8,185)	232,020	(9,724)	264,393
Investment in TRG, at equity	—	—	—	—
Investment in Klépierre, at equity	—	—	—	—
Investment in unconsolidated entities, at equity	(7,650)	(3,108,772)	(11,393)	(2,960,656)
Right-of-use assets, net	(873)	59,490	(881)	70,746
Investments held in trust – special purpose acquisition company	(345,000)	—	(345,000)	—
Deferred costs and other assets	(33,095)	1,621,245	(27,712)	1,419,390
Total assets	$(834,885)	$5,638,261	$(830,330)	$6,115,900
LIABILITIES:
Mortgages and unsecured indebtedness	$(189,663)	$6,684,594	$(192,078)	$7,014,925
Accounts payable, accrued expenses, intangibles, and deferred revenues	(34,714)	405,058	(31,999)	399,917
Cash distributions and losses in unconsolidated entities, at equity	—	(1,698,917)	—	(1,573,563)
Dividend payable	—	—	—	—
Lease liabilities	(873)	53,992	(881)	72,534
Other liabilities	(51,284)	193,534	(61,120)	202,087
Total liabilities	(276,534)	5,638,261	(286,078)	6,115,900
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership	(533,945)	—	(527,488)	—
EQUITY:
Stockholders’ equity
Capital stock
Series J 8 3∕8% cumulative redeemable preferred stock	—	—	—	—
Common stock, $.0001 par value	—	—	—	—
Class B common stock, $.0001 par value	—	—	—	—
Capital in excess of par value	—	—	—	—
Accumulated deficit	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Common stock held in treasury at cost	—	—	—	—
Total stockholders’ equity	—	—	—	—
Noncontrolling interests	(24,406)	—	(16,764)	—
Total equity	(24,406)	—	(16,764)	—
Total liabilities and equity	$(834,885)	$5,638,261	$(830,330)	$6,115,900

3Q 2022 SUPPLEMENTAL	43